UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2010

AMERICAS ENERGY COMPANY - AECO

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50978	98-0343712

(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

243 N. Peters Rd., Knoxville, Tennessee 37923 (Address of Principal Executive Offices)

865-238-0668 Registrants Telephone Number

. (Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director - Robert E. Chmiel

The Company accepted the resignation of Robert E. Chmiel on September 9, 2010, effective immediately resigning his position on the Board of Directors of Americas Energy Company (AECo).

Mr. Chmiel’s resignation was not related to any matter relating to the Registrant’s operations, policies or practices.

Mr. Chmiel indicated that he will assist Americas Energy Company-AECo as he is available.

The Company has identified a replacement for Mr. Chmiel and appreciates the time he served on the Board.

Appointment of Director - John W. Gargis

Effective September 9, 2010, the Board of Directors of Americas Energy Company (AECo) appointed John W. Gargis to the Board of Directors. Mr. Gargis will serve until the next annual shareholders meeting.

Mr Gargis’s background includes a successful history of senior-level management, entrepreneurial and corporate accomplishments. Success has been based on an ability to build strong customer relationships, control costs, maximize profits, enhance quality, recruit top employees, and boost operating efficiency.

Education

Samford University, Birmingham, AL

B.S., Management and Industrial Relations; Banking and Economics – 1969

Licenses - State of Tennessee Real Estate Broker Tennessee National Guard; Honorable Discharge
Employment History

2003-2010, Executive Assistant, Big D Coal Company, Alcoa, TN Secured coal mine properties in AL, KY, VA, and W. VA.

2001-2003 Real Estate Services, Brackfield & Associates, Knoxville TN

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Americas Energy Company-AECo

Date: September 15, 2010	By:	\s\ Christopher L. Headrick, President

		Name:	Christopher L. Headrick
		Title:	President and CEO
Principal Executive Officer and Principal Financial Officer